UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 18, 2014

Skilled Healthcare Group, Inc.
(Exact Name of Registrant Specified in Charter)

Delaware	001-33459	20-3934755
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

26442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)

(949) 282-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Purchase and Contribution Agreement

On August 18, 2014, Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”) entered into a Purchase and Contribution Agreement (the “Purchase Agreement”) with FC-GEN Operations Investment, LLC, a Delaware limited liability company (“Genesis”) pursuant to which the businesses and operations of the Company and Genesis will be combined. Immediately following the consummation of the transactions contemplated by the Purchase Agreement, the common stock, par value $0.001 per share (the “Common Stock”), and options to purchase shares of Common Stock of the Company, which will remain outstanding, will represent 25.75% of the equity of the combined entity and the holders of equity interests, equity awards and options to purchase equity interests of Genesis (the “Genesis Members”) will hold 74.25% of the equity of the combined entity, calculated on a fully diluted, as-exchanged and as-converted basis. The ownership of the combined Skilled Genesis entities will be organized as a so-called “Up C” structure, which is more fully described below.

Transactions to be Effectuated Pursuant to the Purchase Agreement

The transactions contemplated by the Purchase Agreement include the following steps:

•	the equity interests of certain Genesis subsidiaries (the “Distribution Subsidiaries”) will be distributed to the Genesis Members;

•	the Distribution Subsidiaries become subsidiaries of the Company as a result of three concurrent reverse subsidiary mergers;

•	the Company, certain of its direct and indirect subsidiaries and the Distribution Subsidiaries contribute ownership of certain of their assets and subsidiaries to Genesis (the “Contribution”);

•	the Company, certain of its direct and indirect subsidiaries and the Distribution Subsidiaries receive Class A Common Units, Class B Common Units and Class C Common Units of Genesis;

•	the Distribution Subsidiaries are admitted as co-managing members of Genesis and receive Class A Common Units of Genesis;

•
the Genesis Members receive (a) Class A Common Stock, par value $0.001 per share, of the Company (the “Class A Common Stock”), and/or (b) Class A Common Units (exchangeable into Class A Common Stock of the Company) and Class C Common Stock, par value $0.001 per share, of the Company (the “Class C Common Stock”), permitting such Genesis Members to vote shares of the Company at a rate equal to one vote per share (the issuance of the Class A Common Stock, the “New Stock Issuance” and the shares of Class C Common Stock issued, the “Conversion Shares”). The issuance of shares will be made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”);

•
Health Care REIT, Inc., a Delaware corporation, will cancel an option it holds to acquire interests in Genesis in exchange for a portion of the 74.25% interest (or rights to acquire such portion) in the combined entity that would otherwise be held by the Genesis Members following the combination of the Company and Genesis;

•
the participants under the Genesis Management Incentive Plan will be paid cash and will be issued shares of Class A Common Stock constituting a portion of the 74.25% interest in the combined entity that would otherwise be held by the Genesis Members following the combination of the Company and Genesis, calculated on a fully-diluted, as-exchanged and as-converted basis as of immediately following the Closing, as set forth in the Purchase Agreement.

In connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company will, among other things:

•	amend and restate its certificate of incorporation (the “Restated Charter”) and by-laws (the “Restated By-laws”);

•	amend and restate the existing registration rights agreement, providing for certain registration rights with respect to the Company’s outstanding Common Stock;

•	enter into an amended and restated limited liability company agreement of Genesis which sets forth the rights with respect to the Genesis Units;

•	enter into a contribution agreement, governing the terms of the Contribution; and

•	enter into a merger agreement pursuant to which the Distribution Subsidiaries will become subsidiaries of the Company.
The Company will also enter into a tax receivable agreement, the terms of which are briefly summarized below.

Provisions Contained in Purchase Agreement

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations and warranties of the Company and Genesis. The Purchase Agreement also includes customary covenants and agreements, including, without limitation, covenants relating to (i) the conduct of each of the respective businesses of the Company and Genesis between the date of signing of the Purchase Agreement and the consummation of the transactions contemplated by the Purchase Agreement, (ii) the efforts of the parties to cause the transactions contemplated by the Purchase Agreement to be consummated, (iii) the filing of amended and restated articles of incorporation by the Company, (iv) customary information access rights, (v) requirements of the Company to maintain directors’ and officers’ insurance, (vi) agreements in respect of eligibility, vesting and benefit accruals under employee benefit plans, (vii) cooperation with respect to health care regulatory matters, (viii) termination of certain affiliate contracts and agreements, and (ix) the listing of the shares of Class A Common Stock and interests exchangeable or convertible into shares of Class A Common Stock to be held by the Genesis Members.

No-Shop and Matching Right Provisions

The Purchase Agreement contains a “no-shop” provision that prohibits the Company from soliciting, initiating or knowingly facilitating or encouraging competing acquisition proposals. However, until 11:59 p.m. New York City time on September 24, 2014 (subject to extension as provided in the Purchase Agreement for any then-pending Superior Proposal that the Company proposes to accept), the Company may, subject to the terms and conditions set forth in the Purchase Agreement, furnish information to, and engage in discussions and negotiations with, any third party that makes an unsolicited acquisition proposal, provided that, among other things, the Board of Directors of the Company determines in good faith (i) that such acquisition proposal either constitutes a Superior Proposal (as defined in the Purchase Agreement) or would reasonably be expected to result in a Superior Proposal and (ii) that the failure to do so would be inconsistent with its fiduciary duties to the holders of the Company’s Common Stock under applicable law. Under certain circumstances, the Company is permitted to terminate the Purchase Agreement to enter into a definitive agreement with respect to a Superior Proposal, provided that the Company must, among other things, notify Genesis at least four business days in advance of its intentions to take such action, negotiate with Genesis in good faith during that four business day period and, if applicable, any subsequent matching periods provided for under the Purchase Agreement, and concurrently with entering into such agreement pay Genesis the termination fee described below.

Termination; Termination Fee

The Purchase Agreement contains certain termination rights for each of the Company and Genesis. In connection with the termination of the Purchase Agreement under specified circumstances, including in connection with the Company entering into an agreement with respect to a Superior Proposal, the Company is required to pay Genesis a termination fee equal to $9.504 million.

Closing Conditions

The consummation of the transactions contemplated by the Purchase Agreement is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (i) the approval and adoption by the Company’s stockholders of the Purchase Agreement and the transactions contemplated thereby, which approval was obtained following the execution and delivery of the Purchase Agreement by the Written Consent (as defined below) from the Onex Group (as defined in the Purchase Agreement), (ii) expiration or termination of the waiting period under the Hard-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other competition, merger control, antitrust or similar law, (iii) delivery of an information statement to the Company’s stockholders with respect to the Purchase Agreement and the transactions contemplated thereby, (iv) absence of a Company Material Adverse Effect or a Genesis Material Adverse Effect (each, as defined in the Purchase Agreement), (v) absence of certain orders or regulations prohibiting the consummation of the transactions contemplated by the Purchase Agreement, and (vi) the approval or consent of certain governmental authorities with respect to the transactions contemplated by the Purchase Agreement.

The receipt of the financing contemplated by the financing commitments by Genesis, as described below (or any other financing transaction), is not a condition to either party’s obligations under the Purchase Agreement.

Financing Commitments

In connection with the transactions contemplated by the Purchase Agreement, Genesis has obtained debt financing commitments (“Debt Commitments”) in an approximate aggregate principal amount of $1.147 billion. The Debt Commitments were provided by multiple financing sources having existing relationships with Genesis and include two senior secured asset based revolving credit facilities, a senior secured term loan bridge facility and an additional senior secured term loan facility. The Debt Commitments are sufficient to provide Genesis and the Company with financing on the Closing Date (as defined in the Purchase Agreement) to (i) pay costs and expenses related to the transactions contemplated by the Purchase Agreement, (ii) repay certain indebtedness of the Company, and (iii) refinance certain of Genesis’ existing credit facilities to the extent required as a result of the transaction contemplated by the Purchase Agreement. Certain of the debt facilities contemplated by the Debt Commitments will also fund ongoing working capital and other general corporate expenses of the Company and its direct and indirect subsidiaries (including Genesis) following the consummation of the transactions contemplated by the Purchase Agreement. On or prior to the Closing Date, Genesis may otherwise seek to replace the Debt Commitments with new indebtedness. The Debt Commitments are subject to a number of customary conditions, including, without limitation, execution and delivery of definitive loan documentation consistent with the commitment letters and the documentation standards specified therein. The final termination date for each of the Debt Commitments is March 31, 2015. The debt facilities contemplated by the Debt Commitments will be secured by substantially all of the assets of the Company, Genesis and their respective subsidiaries.

Board of Directors of the Company Following Closing

The Purchase Agreement provides that each of the Company and Genesis shall take all actions necessary to provide that at the Closing, two individuals designated by the Company, four individuals designated by Genesis and five individuals designated jointly by the Company and Genesis shall be appointed to the Board of Directors of the Company, which will continue to be classified. In the event that any individual so designated is unable to serve, for any reason, as a director of the Company at the Closing, the party that designated such individual shall have the right to designate another individual to serve as a director of the Company in place of the individual so originally designated.

Board Approvals; Written Consent of the Onex Group

The board of directors of the Company has unanimously approved the Purchase Agreement and the consummation of the transactions and agreements contemplated thereby. Following the execution and delivery of the Purchase Agreement, the Onex Group executed and delivered a written consent (the “Written Consent”) on August 18, 2014, adopting and approving in all respects the Purchase Agreement and the transactions and agreements contemplated thereby, including, without limitation, amendments to the Company’s certificate of incorporation and by-laws.

The board of directors of Genesis has unanimously approved the Purchase Agreement and the consummation of the transactions contemplated thereby. A requisite percentage of the membership interests of Genesis, sufficient to adopt and approve in all respects the Purchase Agreement and the transactions and agreements contemplated thereby, including, without limitation, an amendment to the limited liability company agreement of Genesis, has been obtained.

Further Information Regarding the Purchase Agreement

The Purchase Agreement has been filed as an exhibit to this Current Report to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Genesis or any of their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement. These representations and warranties were made solely for the benefit of the other party to the Purchase Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Purchase Agreement by confidential disclosure letters and schedules that were delivered to the other party in connection with the signing of the Purchase Agreement, which disclosure letters and schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to security holders of, or other investors in, the Company, and (iv) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Genesis. Accordingly, you should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as a characterization of the actual state of facts or condition of the Company, Genesis or any of their respective subsidiaries or affiliates. The Company’s stockholders and other investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties or covenants contained therein or any descriptions thereof as a characterization of the actual state of facts or conditions of the Company, Genesis or any of their respective subsidiaries or affiliates.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this report, and is incorporated in this report by reference. You are urged to read the entire Purchase Agreement and the other exhibits attached hereto.

Exchange Rights and Tax Receivable Agreement
Following the consummation of the transactions contemplated by the Purchase Agreement, the Genesis Members will have the right to exchange their membership interests in Genesis for shares of Class A Common Stock of the Company or cash, at the Company’s option. As a result of such exchanges, the number of membership interests in Genesis held by the Company will increase as the Company acquires the exchanged membership interests. These exchanges of membership interests in Genesis for shares of Class A Common Stock of the Company or cash may result in increases in the tax basis of Genesis’s tangible and intangible assets. Such increases in tax basis are likely to increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income tax the Company would otherwise be required to pay in the future. These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent the increased tax basis is allocated to those capital assets. These increases in tax basis would not be available in the absence of the transactions contemplated by the Purchase Agreement.
Concurrently with consummation of the transactions contemplated by the Purchase Agreement, the Company will enter into a tax receivable agreement with Genesis and the Genesis Members. The agreement will provide for the payment by the Company to the Genesis Members of 90% of the cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes as a result of (i) the increases in tax basis attributable to the Genesis Members and (ii) tax benefits related to imputed interest deemed to be paid by the Company as a result of the tax receivable agreement. In certain circumstances (such as certain changes in control, the election of the Company to exercise its right to terminate the agreement and make an early termination payment or an IRS challenge to a tax basis increase) it is possible that cash payments under the tax receivable agreement may exceed actual cash savings.

Item 3.02.     Unregistered Sales of Equity Securities

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.01.     Changes in Control of Registrant

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders

On August 18, 2014, following the execution and delivery of the Purchase Agreement, the Onex Group, holding in the aggregate 14,750,623 shares of Class B Common Stock of the Company, constituting approximately 82% of the voting power of the outstanding shares of Common Stock of the Company, executed the Written Consent: (i) approving and adopting the Purchase Agreement and the agreements and transactions contemplated thereby, (ii) approving and adopting the Restated Charter, effective at Closing, and (iii) approving the New Stock Issuance, the issuance of the Conversion Shares and the Contribution. No further approval of the stockholders of the Company is required to adopt and approve the Purchase Agreement and the transactions contemplated thereby.

Item 7.01    Regulation FD Disclosure

Attached hereto as Exhibit 99.2 to this report is a copy of an electronic slide show presentation which the Board of Directors of the Company intends to share with financial analysts, financing sources and other interested persons.

Item 8.01.     Other Events

On August 18, 2014, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this report by reference.

Attached hereto as Exhibit 99.2 to this report is a copy of an electronic slide show presentation which the Board of Directors of the Company intends to share with financial analysts, financing sources and other interested persons.

Forward-Looking Statements

Certain statements in this Form 8-K regarding the proposed transaction, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the Company and any other statements regarding the Company’s future expectations, beliefs, goals or prospects contained in this Form 8-K constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. A number of important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the results and impact of the announcement of the transaction; the timing for satisfying the conditions to the completion of the transaction, including the receipt of the regulatory approvals required for the transaction; the parties’ ability to meet expectations regarding the timing and completion of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; and other factors described in the most recent Annual Report on Form 10-K of the Company and elsewhere in the Company’s filings with the Securities and Exchange Commission (the “SEC”). You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Additional Information and Where to Find It

This communication is being made in respect of the transactions contemplated by the Purchase Agreement. In connection with the consummation of such transactions, the Company will prepare an information statement to be filed with the SEC that will provide additional important information concerning the transactions contemplated by the Purchase Agreement. When completed, a definitive information statement will be mailed to the Company’s stockholders.  The Company’s stockholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the

Purchase Agreement (when available) upon written request to Skilled Healthcare Group, Inc. at 27442 Portola Parkway, Suite 200, Foothill Ranch, CA, or from the Company’s website, www.skilledhealthcaregroup.com.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Purchase and Contribution Agreement, dated as of August 18, 2014, by and between Skilled Healthcare Group, Inc., and FC-GEN Operations Investment, LLC, a Delaware limited liability company.*
99.1	Press Release, dated August 18, 2014.
99.2	Electronic Slide Show Presentation.
* The disclosure letters and schedules delivered in connection with the Purchase and Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish, supplementally, a copy of any disclosure letter and schedules omitted from the Purchase and Contribution Agreement to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2014	SKILLED HEALTHCARE GROUP, INC.

/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase and Contribution Agreement, dated as of August 18, 2014, by and between Skilled Healthcare Group, Inc., and FC-GEN Operations Investment, LLC, a Delaware limited liability company.*
99.1 99.2	Press Release, dated August 18, 2014. Electronic Slide Show Presentation.

* The disclosure letters and schedules delivered in connection with the Purchase and Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish, supplementally, a copy of any disclosure letter and schedules omitted from the Purchase and Contribution Agreement to the SEC upon request.